UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Consol Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, Pennsylvania 15241-1405

Telephone (412) 831-4000

May 3, 2005 Annual Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend CONSOL Energy’s 2005 Annual Meeting of Shareholders on May 3, 2005, at 10 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania.

The enclosed Notice of Annual Meeting and the Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CONSOL Energy’s business and an opportunity for you to express your views on subjects related to CONSOL Energy’s operations.

You may vote your shares by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you need assistance, please contact CONSOL Energy’s Investor Relations Office. Both our Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, accompany these enclosures.

The Annual Meeting gives us an opportunity to review results and discuss the steps taken to assure a strong performance in the future. We appreciate your ownership of CONSOL Energy Inc., and I hope you will be able to join us at this Annual Meeting.

Sincerely,

John Whitmire

Chairman of the Board

CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, PA 15241-1405

Telephone (412) 831-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2005

Notice is hereby given that the Annual Meeting of Shareholders of CONSOL Energy Inc. will be held on May 3, 2005, at 10 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania for the following purposes:

1.	To elect directors to hold office in accordance with the Bylaws of CONSOL Energy Inc.;

2.	To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy Inc. for the fiscal year ending December 31, 2005;

3.	To approve amendment and restatement of the CONSOL Energy Inc. 1999 Equity Incentive Plan, including an increase in the total number of shares of common stock that can be covered by grants to a total of 9,100,000 shares; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 7, 2005, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

If you do not expect to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation will be appreciated. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

P. Jerome Richey

Vice President and Secretary

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH PROXY.

CONSOL Energy Inc.

PROXY STATEMENT

March 31, 2005

The enclosed proxy is being solicited by the Board of Directors of CONSOL Energy Inc. (“CONSOL Energy” or “Corporation”) to be voted at the Annual Meeting of Shareholders to be held on May 3, 2005, at 10 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania.

The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Voting and Revocation of Proxies

The persons named as proxies on the accompanying proxy card have informed CONSOL Energy of their intention, if no contrary instructions are given, to vote the shares represented by such proxies in favor of the election as directors of CONSOL Energy of those persons nominated in this Proxy Statement to hold office in accordance with the Bylaws of CONSOL Energy; in favor of the ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditor of CONSOL Energy for the fiscal year ending December 31, 2005; in favor of amending the CONSOL Energy Inc. 1999 Equity Incentive Plan (“Equity Incentive Plan”), to, among other things, include an increase in the total number of shares of common stock that can be covered by grants to a total of 9,100,000 shares; and, in accordance with their judgment, on any other matters which may properly come before the Annual Meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice.

Annual Report.    CONSOL Energy’s Annual Report to Shareholders and Annual Report of Form 10-K are being mailed to shareholders together with this Proxy Statement. This Proxy Statement will be mailed to holders of record of CONSOL Energy Inc. common stock on or about March 31, 2005.

Record Date and Vote Required for Approval.    The record date with respect to this solicitation is March 7, 2005. All holders of record of CONSOL Energy Inc. common stock as of the close of business on March 7, 2005 are entitled to vote at the Annual Meeting and any adjournment thereof. As of March 7, 2005, the Corporation had 91,225,492 shares of common stock outstanding. Each share of stock is entitled to one vote. A favorable vote of a majority of the shares of common stock voted in person or by proxy at the meeting is required for the approval of each of the proposals described in this Proxy Statement, assuming that a quorum is present. Abstentions and broker non-votes are not counted in the calculation of the vote, although they will be considered present for quorum purposes.

Revocation of Proxy.    A proxy may be revoked by a shareholder at any time prior to its being voted. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions from the shareholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. Attendance at the meeting without a request to revoke a proxy will not effectively revoke a previously executed and delivered proxy.

The proxy also serves as the voting instruction for the trustees who hold shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If proxies representing shares in this plan are not received by mail, those shares will be voted at the discretion of the trustees.

Proxy Solicitation.    All costs relating to the solicitation of proxies will be borne by CONSOL Energy. Georgeson Shareholder has been retained by CONSOL Energy to aid in the solicitation of proxies, at an estimated cost of $7,000 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CONSOL Energy will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting.    As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by CONSOL Energy. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

CONSOL Energy will provide to any shareholder, without charge and upon the written request of the shareholder, a copy (without exhibits, unless otherwise requested) of CONSOL Energy’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission for CONSOL Energy’s fiscal year ended December 31, 2004. Any such request should be directed to CONSOL Energy Inc., Investor Relations Department, 1800 Washington Road, Pittsburgh, PA 15241-1405. Neither the Annual Report on Form 10-K nor the Annual Report to Shareholders is part of the proxy solicitation materials.

GENERAL INFORMATION

The Board of Directors and Its Committees

The Board of Directors.    The business and affairs of CONSOL Energy Inc. is under the direction of the Board of Directors. The Board of Directors is currently comprised of nine members. Those members are John Whitmire, James E. Altmeyer, Sr., Philip W. Baxter, William E. Davis, Raj K. Gupta, Patricia A. Hammick, J. Brett Harvey, William P. Powell, and Joseph T. Williams. Each director holds office until the next annual election of directors at the Annual Meeting of Shareholders and until the director’s successor is elected and qualified. CONSOL Energy does not have a policy about directors’ attendance at the Annual Meeting of Shareholders, however, they are encouraged to attend. Eight members of the Board of Directors, Messrs. Whitmire, Baxter, Davis, Gupta, Harvey, Powell, Williams, and Mrs. Hammick attended the 2004 Annual Meeting of Shareholders.

The Board of Directors has four standing Committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. All committees are comprised solely of non-employee, independent directors in accordance with the New York Stock Exchange listing standards. Current charters for each committee are available on CONSOL Energy’s website at http://www.consolenergy.com. Actions taken by such Committees are reported to the full Board of Directors.

Audit Committee.    The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Corporation and its subsidiaries. The Audit Committee, which currently consists of four directors, employs the independent registered public accounting firm, subject to shareholder ratification, to audit the financial statements of CONSOL Energy and its subsidiaries and perform other assigned duties. Further, the Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CONSOL Energy’s internal controls. In discharging its responsibilities, the Audit Committee is entitled to rely on the reports, findings and representations of the Corporation’s auditors, legal counsel, and responsible officers. The Board of Directors has determined that all members are financially literate within the meaning of Securities and Exchange Commission rules and under the current listing standards of the New York Stock Exchange.

Compensation Committee.    The Compensation Committee, which currently consists of three directors, is responsible for establishing executive compensation policies consistent with corporate objectives and shareholder interests. The Committee recommends to the Board of Directors levels of compensation for the Chief Executive Officer, President and other executive officers, including salary, variable compensation and long-term incentives. The Compensation Committee also takes action regarding incentive and equity-based plans and programs, any appropriate employment contracts, special retirement benefits, severance, change in control arrangements, or similar plans and is responsible for their oversight or administration. No member of the Committee may be an officer or employee of CONSOL Energy or any of its subsidiaries.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, which currently consists of three directors, is responsible for recommending to the Board of Directors nominees for election as directors at the Annual Meeting of Shareholders or appointment as directors in the event of any vacancy, generally monitoring CONSOL Energy’s corporate governance system and performing any other functions or duties deemed appropriate by the Board of Directors. In making director recommendations, the Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. In accordance with CONSOL Energy’s Bylaws, any shareholder who wishes to submit a nomination for the Board of Directors must provide advance notice of such nomination in writing to be received by the Secretary of CONSOL Energy no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. As a result, nominations of directors by a shareholder must be received no earlier than January 3, 2006 and no later than

February 2, 2006, unless our annual meeting date is more than 30 days before or more than 70 days after May 3, 2005. If the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, nominations of directors by a shareholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the CONSOL Energy. Any nomination should be addressed to the Secretary, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405. Nominations must be accompanied by a statement of the nominee indicating willingness to serve if elected, disclose the principal occupations or employment of the nominee during the past five years and evidence of the nominating shareholder’s ownership of CONSOL Energy stock (which includes, (1) the name and address of the shareholder as it appears on CONSOL Energy’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of CONSOL Energy which are owned beneficially and of record by the stockholder and beneficial owner, (3) a representation that the shareholder is a holder of record of stock of CONSOL Energy entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CONSOL Energy’s outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such nomination).

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors the size, function, and needs of the Board of Directors and, in doing so, takes into account that the Board of Directors as a whole will have competency in the following areas:

•	Industry Knowledge

•	Accounting and Finance

•	Business Judgment

•	Management

•	Leadership

•	International Markets

•	Business Strategy

•	Crisis Management

•	Corporate Governance

•	Risk Management

The Board of Directors also seeks members from diverse backgrounds so that the Board of Directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to CONSOL Energy. The Nominating and Corporate Governance Committee also (1) determines what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance the Board of Directors, taking into account the competencies described above, (2) actively seeks individuals qualified to become Board members, (3) maintains an active file of suitable candidates for consideration as nominees to the Board, and (4) evaluates and recommends to the Board the slate of nominees for directors to be elected by the shareholders at CONSOL Energy’s next Annual Meeting of Shareholders and, where applicable, fills vacancies. Recommendations by the Committee include a review by the Committee of the contribution of fellow directors, as well as the qualifications of new nominees.

The Nominating and Corporate Governance Committee also oversees the annual evaluation of the Board and the Board committees and delivers reports to the Board setting forth the results of such evaluations. The

Committee also monitors director performance throughout the year (noting particularly any directors who have had a change in their primary job responsibilities or who have assumed additional directorships since their last assessment) and counsel those directors who may be found wanting. The Committee also annually reviews and assesses the performance of the Committee and delivers a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee addresses matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

In 2004, Russell Reynolds Associates, Inc. was retained to assist the Board in identifying and selecting candidates for service on the Corporation’s Board of Directors.

Finance Committee.    The Finance Committee, which currently consists of four directors, is responsible for monitoring and providing advice and counsel to the Board of Directors and the management of the Corporation regarding the Corporation’s asset mix, potential mergers and acquisitions, capital structure and policies, financial position and policies, financing activities, financial risk management policies and activities, dividend policies and the ERISA-qualified, funded plans sponsored by CONSOL Energy. No member of the Committee may be an officer or employee of CONSOL Energy or any of its subsidiaries.

Membership and Meetings of the Board of Directors and Its Committees.    All the incumbent directors attended no fewer than 90% of the aggregate of (1) the total number of meetings held by the Board of Directors (held during the period for which he or she was a director during 2004) and (2) the total number of meetings held by all Committees of the Board of Directors on which he or she served (during the period that he or she served). Current Committee Membership and the number of meetings of the full Board and Committee are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
John Whitmire(1)	Chair

James E. Altmeyer, Sr.	Member	Member	Member

Philip W. Baxter(2)	Member	Chair			Member

William E. Davis	Member	Member		Chair

Raj K. Gupta	Member	Member			Member

Patricia A. Hammick	Member		Member	Member

J. Brett Harvey	Member

William P. Powell	Member		Chair		Member

Joseph T. Williams	Member			Member	Chair

Number of 2004 Meetings	12(3)	16	9	9	6

(1)	Mr. Whitmire serves ex officio, meaning, as Chairman of the Board of Directors of CONSOL Energy, he attends and participates in all meetings of the Committees of the Board of Directors but is not a voting member.
(2)	The Board has determined that Mr. Baxter is independent and qualifies as the “audit committee financial expert” within the meaning of Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
(3)	Of the 12 Board of Directors meetings, 8 were “Regularly Scheduled” and 4 were “Special Meetings”.

During 2004, the non-management directors held 11 regularly scheduled executive sessions. The presiding director for these sessions is the Chairman of the Board of Directors.

Compensation of Directors.    Members of the Board of Directors who are employees of CONSOL Energy or any of its subsidiaries are not compensated for service on the Board of Directors or on any of its Committees. Members of the Board of Directors, other than Mr. Whitmire, who are not employees of CONSOL Energy or any of its subsidiaries receive the following compensation:

•	an annual retainer fee of $40,000;

•	an attendance fee of $2,000 for each meeting of the Board of Directors;

•	an annual fee of $10,000 to the Audit Committee Chairman;

•	a fee of $2,000 for each meeting of the Audit Committee attended;

•	an annual fee of $5,000 to each Chairman of the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee;

•	a fee of $1,000 for each meeting of the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee attended;

•	an initial stock option grant to acquire 4,000 shares and, thereafter, an annual grant of stock options to acquire 2,500 shares; and

•	reimbursement of customary and usual travel expenses, continuing director educational expenses and telecommunication and computer costs to access the Corporation’s director extranet.

Plans for Directors.    The Board of Directors may grant deferred stock units to directors who are not employees of CONSOL Energy or any of its affiliates (“Eligible Directors”) in lieu of all or any portion of the retainer or meeting fees otherwise payable in cash to the Eligible Directors. Under the terms of the Equity Incentive Plan, any director may defer all or part of the payment of Board and Committee fees payable in cash or stock units until a specified year or until a director ceases to be a CONSOL Energy director or dies. Annual stock grants may also be deferred but only as stock units. Interest equivalents accrue on payments deferred in the form of cash and dividend equivalents accrue on payments deferred in the form of stock units.

Communication with Board of Directors.    Shareholders who wish to communicate with CONSOL Energy’s Board of Directors may do so by writing to the Board and should address their communications to the attention of the Corporate Secretary at CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241-1405. Shareholders may also communicate with CONSOL Energy’s Board of Directors via e-mail at directors@consolenergy.com. Information concerning communications with the Board of Directors also is contained on CONSOL Energy’s website at www.consolenergy.com. All communications will be compiled by the Secretary of CONSOL Energy and submitted to the Board of Directors at the next regularly scheduled Board meeting.

Beneficial Ownership of Securities

The following table sets forth at March 1, 2005, information with respect to beneficial ownership by (i) beneficial owners of more than five percent of CONSOL Energy’s common stock known by the Corporation, based upon information filed with the Securities and Exchange Commission, (ii) each director and each nominee for director, (iii) each executive officer named in the Summary Compensation table set forth below, and (iv) all directors and executive officers of the Corporation as a group. The address of the directors and executive officers of CONSOL Energy is c/o CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241-1405, and, unless otherwise indicated, the named person has the sole voting or investment powers with respect to shares of CONSOL Energy common stock set forth opposite such person’s name.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Capital Research and Management Company(2)	8,200,000		9.10
333 South Hope Street
Los Angeles, CA 90071

Eubel Brady & Suttman Asset Management, Inc.(3)	6,622,249		7.32
7777 Washington Village Drive
Suite 210
Dayton, OH 45459

State Street Research & Management Company(4)	5,967,868		6.55
One Financial Center, 31st Floor
Boston, MA 02111-2690

Wellington Management Company, LLP(5)	5,131,400		5.67
75 State Street
Boston, MA 02109

J. Brett Harvey(1)	297,270	(6)	*

Ronald E. Smith(1)	203,818	(6)	*

Peter B. Lilly(1)	62,933	(6)	*

William J. Lyons(1)	62,848	(6)	*

Stephen E. Williams(1)	15,165		*

John Whitmire(1)	114,533		*

Philip W. Baxter(1)	19,165		*

Patricia A. Hammick(1)	8,165		*

Raj K. Gupta(1)	4,753		*

William E. Davis(1)	4,333		*

Joseph T. Williams(1)	3,333		*

James E. Altmeyer, Sr.(1)	3,333		*

William P. Powell(1)	3,333		*

All Directors and Executive Officers as a group(1)	802,982		*

*	Indicates less than one percent (1%) ownership.

(1)	Includes shares issuable pursuant to options that were currently exercisable (or may become exercisable on or before May 1, 2005) as follows: Mr. Harvey, 226,993; Mr. Smith, 176,494; Mr. Lyons, 45,180; Mr. Lilly, 31,248; Mr. S. Williams, 5,803; Mr. Whitmire, 8,743; Mr. Baxter, 12,165; Ms. Hammick, 8,165; Mr. J. Williams, 1,333; Mr. Altmeyer, 1,333; Mr. Davis, 1,333; Mr. Powell, 1,333; Mr. Gupta, 1,333 and for all directors and executive officers as a group, 521,456. Does not include stock options which will become exercisable in increments in future years in the following amounts: Mr. Harvey, 200,077; Mr. Smith, 103,581; Mr. Lyons, 43,640; Mr. Lilly, 113,142; Mr. S. Williams, 14,482; Mr. Baxter, 3,335; Mrs. Hammick, 3,335; Mr. J. Williams, 2,667; Mr. Altmeyer, 2,667; Mr. Davis, 2,667; Mr. Powell, 2,667; and Mr. Gupta, 2,667 and for all directors and executive officers as a group, 494,927.
(2)	Based on a Schedule 13G/A filed by Capital Research and Management Company with the SEC on February 11, 2005.
(3)	Based on a Schedule 13G/A filed by Eubel Brady & Suttman Asset Management, Inc. with the SEC on February 14, 2005. Eubel Brady & Suttman Asset Management, Inc., Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive have shared voting and dispositive power for 6,622,249 shares.
(4)	Based on a Schedule 13G filed by State Street Research & Management Company with the SEC on January 27, 2005.
(5)	Based on a Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 14, 2005. Wellington Management Company, LLP has shared voting power for 3,212,000 shares and shared dispositive power for 5,131,400 shares.
(6)	Pursuant to 10(b)-5(1) plans, options were exercised on February 15 and 16, 2005 of: 240,000, 11,000, 60,000, and 23,500 by Messrs. Harvey, Smith, Lilly and Lyons, respectively, and on February 25, 2005 of 11,000 and 23,500 by Messrs. Smith and Lyons, respectively.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING

PROPOSAL #1—NOMINATIONS FOR ELECTION OF DIRECTORS

The nominees for election as directors are identified as follows. All nominees are now members of the Board of Directors. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Nominating and Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, positions with CONSOL Energy, other directorships, and age as of the date of the May 3, 2005 Annual Meeting.

John Whitmire, Chairman of the Board of Directors, CONSOL Energy Inc., age 64, has served as Chairman of the Board of Directors of CONSOL Energy Inc. since March 3, 1999. Mr. Whitmire currently serves ex officio on the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Prior to his election, Mr. Whitmire was the chairman of the board and chief executive officer of Union Texas Petroleum Holdings, Inc., a position that he held from January 1996 until September 1998 when Union Texas Petroleum was acquired by ARCO. Before joining Union Texas Petroleum, Mr. Whitmire served for more than 30 years in various executive capacities with Phillips Petroleum Company, including Executive Vice President—Exploration and Production and as a director from January 1994 to January 1996. Mr. Whitmire is a director of Global Santa Fe Corporation and El Paso Corporation. Mr. Whitmire received a Bachelor of Science degree in Mechanical Engineering from New Mexico State University.

J. Brett Harvey, Director, CONSOL Energy Inc., age 54, has been President and Chief Executive Officer and a director of CONSOL Energy Inc. since January 1998. Prior to joining CONSOL Energy Inc., Mr. Harvey served as the president and chief executive officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp, from

March 1995 until January 1998. Mr. Harvey was also president and chief executive officer of Interwest Mining Company from January 1993 to January 1998, vice president of PacifiCorp Fuels from November 1993 until January 1998. Mr. Harvey is a member of the National Mining Association, World Coal Institute, IEA Coal Industry Advisory Board, Waterways Council, Inc., member of the Board of Directors of the Bituminous Coal Operators’ Association, member of the executive committee and the board of the Center for Energy & Economic Development, member of the CEO Group of the Coal-Based Generation Stakeholders, Executive Advisory Board of the Virginia Coalfield Development Authority, National Coal Council, The Conservation Fund Corporate Counsel and chairman of the Greater Pittsburgh Council of Boy Scouts of America. He received a bachelor’s degree in Mining Engineering from the University of Utah.

James E. Altmeyer, Sr., Director, age 66, has been a director of CONSOL Energy Inc. since November 2003. He currently serves as a member of the Audit Committee and Compensation Committee. Mr. Altmeyer has been president and chief executive officer of Altmeyer Funeral Homes, Inc. of West Virginia, Ohio, and Virginia since 1972. He also has been president of Altmeyer Realty, a real estate holding company, and of Martin-Steadfast Insurance Company since 1972. Since 1987 Mr. Altmeyer has served on the board of directors of Wesbanco, a multi-state bank holding company with offices in Pennsylvania, West Virginia and Ohio, and currently serves on its audit committee. Mr. Altmeyer also serves as a member of the executive committee of the board of directors of Wheeling Hospital; chairman of the Fire Department Civil Service Commission of Wheeling; president of the American Legion Home Corporation; vice chairman of the Chambers Foundation and, in April 2003, he was appointed to the U.S. Small Business Administration Advisory Council for Veterans Business Affairs. Mr. Altmeyer is a graduate of the U.S. Military Academy, West Point, New York.

Philip W. Baxter, Director, CONSOL Energy Inc., age 56, was elected to the Board of Directors of CONSOL Energy Inc. in August 1999. Mr. Baxter currently serves as Chairman of the Audit Committee and as a member of the Finance Committee. Mr. Baxter has been the president of Stan Johnson Company, a nationally recognized leader in commercial real estate brokerage specializing in single-tenant properties, since 2002. Mr. Baxter was chief financial officer and executive vice president of the Tulsa-based energy conglomerate, Mapco Inc., in March 1998 when it merged with The Williams Company. During his 18-year career at Mapco, Mr. Baxter held a number of officer level positions including chief information officer and senior vice president of Strategic Planning. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company. Mr. Baxter received a bachelor’s degree in Business Administration from the University of Oklahoma and is a 1992 graduate of the Darden Executive Program of the University of Virginia.

William E. Davis, Director, CONSOL Energy Inc., age 62, joined the Board of Directors in January 2004. He currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Davis has been a director of Abitibi Consolidated, the world’s largest producer of newsprint and value-added paper since April 2003. Mr. Davis was the chairman of the board of directors and chief executive officer of Niagara Mohawk Power Corporation, an electricity and natural gas utility located in upstate New York from May 1993 to February 2002. Following the sale of Niagara Mohawk in February 2002 and until his retirement in April 2003, Mr. Davis served as chairman of National Grid USA and as an executive director of National Grid (UK). Prior to joining Niagara Mohawk, from August 1984 to February 1990, Mr. Davis was executive deputy commissioner of the New York State Energy Office. He currently serves on the board of trustees of Syracuse University, where he is a member of the executive committee and chairs the academic affairs committee, and on the Metropolitan Development Foundation of Central New York, where he serves as chairman and chief executive officer. Mr. Davis received a Doctor of Science Degree from the State University of New York in 2004, a Master of Science Degree from The George Washington University in 1971 and a Bachelor of Science degree from the U. S. Naval Academy in 1964.

Raj K. Gupta, Director, CONSOL Energy Inc., age 62, joined the Board of Directors in February 2004. He currently serves as a member of the Audit Committee and the Finance Committee. Currently an independent management consultant, from 1965 until his retirement in 2000, Mr. Gupta held various management positions with Phillips Petroleum Company, an international integrated oil and gas company now part of ConocoPhillips, including vice president of strategic planning, managing the company’s strategic planning, growth and globalization efforts in South America, China, the Middle East and the former Soviet Union. From 2000 to December 2004, he served on the board of directors of Yukos Oil Company, Moscow, Russia, chaired its compensation committee and was a member of its audit and finance committees. Since 2000, Mr. Gupta has been a member of the Advisory Council of the Industrial, Manufacturing and Systems Engineering at Kansas State University. He also serves on the advisory board of Preng & Associates in Houston. Mr. Gupta earned a master’s degree in Industrial Engineering and Management Science from Kansas State University and a Bachelor of Science degree in Mechanical Engineering with Honors from Birla Engineering College in India.

Patricia A. Hammick, Director, CONSOL Energy Inc., age 58, has served on the Board of Directors since June 2001. She currently serves on the Nominating and Corporate Governance and Compensation Committees. Mrs. Hammick was senior vice president and a member of the executive management committee of Columbia Energy Group from 1998 through 2000 and was vice president, Corporate Strategic Planning, for Columbia Energy Group from 1997 to 1998. Prior to that, she served as the chief operations officer for the National Gas Supply Association in Washington, D.C. from 1983 to 1996 and held a management position with Gulf Oil Exploration and Production Company from 1979 through 1983. She has also worked for the American Petroleum Institute, the Center for Naval Analysis and the Naval Weapons Center. Mrs. Hammick is currently an independent director of Dynergy, Inc. where she also serves on the audit and compensation committees. She became an adjunct professor in graduate studies at The George Washington University in 2001. She is a member of the Arthur Page Society and the National Association of Corporate Directors. Mrs. Hammick received a bachelor’s degree in Chemical Physics and Mathematics from Rice University in 1968, a master’s degree in Physics from the University of California in 1970, and her doctorate degree in Mathematical Statistics from The George Washington University in 1989. She has received additional management and executive education at The Wharton School’s Aresty Institute of Executive Education and Boston University’s Gulf Oil Management Institute.

William P. Powell, Director, CONSOL Energy Inc, age 49, has served on the Board of Directors since January 2004. He currently serves as Chairman of the Compensation Committee and as a member of the Finance Committee. Mr. Powell has been a managing director of Williams Street Advisors, a New York City-based investment banking advising boutique since May 2001. From 1998 to 2001, Mr. Powell served as Joint Global Head of the General Industrial Group of the Corporate Finance Department of UBS AG. Mr. Powell has been a director of Cytec Industries, where he chairs the governance committee and has served on the audit committee since 1993. Mr. Powell has also served on the board of directors of International Executive Service Corp since 1999. Mr. Powell received a Master of Business Administration degree from Duke University in 1980.

Joseph T. Williams, Director, CONSOL Energy Inc., age 67, has served on the Board of Directors since January 2004, is Chairman of the Finance Committee and a member of the Nominating and Corporate Governance Committee. Mr. Williams is a retired oil and natural gas industry executive who has held positions as chairman or chief executive officer or both for NASDAQ, American, and New York Stock Exchange listed companies. Most recently, from October 2000 to December 2001, Mr. Williams served as chairman of DevX Energy, Inc. From July 1998 to August 1999, Mr. Williams was the president and chief executive officer of MCN Investment Corporation, a subsidiary of MCN Energy, Inc. Early in his career, Mr. Williams spent 18 years with Chevron Corp. where he held management positions with increasing responsibility in both domestic and international operations. His executive positions after leaving Chevron included assignments at Mitchell Energy and Development Corp., Lear Petroleum Corporation, and PG & E Resources Company where, as president and chief executive officer, he oversaw the acquisition of several significant companies in building a mid-size independent oil and gas exploration and production company. He was a member of a number of industry organizations and was president of the Dallas Petroleum Club and chairman of the Dallas Wildcat Committee. He is currently a member of the Society of Petroleum Engineers and the 25 Year Club of the Petroleum Industry. Mr. Williams received a Bachelor of Science in Petroleum Engineering from the University of Texas in 1960.

Executive Officers.    In addition to the executive officers identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, on March 1, 2005, P. Jerome Richey, age 56, commenced his employment with CONSOL Energy as Vice President and General Counsel. Prior to joining CONSOL Energy and for more than the past five years, Mr. Richey was a shareholder with the Pittsburgh office for the law firm of Buchanan Ingersoll PC.

Corporate Governance Web Page and Available Documents.    CONSOL Energy maintains a corporate governance page on its website at www.consolenergy.com that includes information about its corporate governance. The following documents are currently included on the website:

•	The CONSOL Energy Corporate Governance Guidelines;

•	The CONSOL Energy Code of Ethics and Business Conduct—Board;

•	The CONSOL Energy Code of Ethics and Business Conduct—Employees; and

•	The charters of the Audit, Nominating and Corporate Governance, Compensation, and Finance committees.

CONSOL Energy will also provide you a printed copy of these documents if you contact Investor Relations, in writing at CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405.

Determination of Director Independence.    The Board of Directors is required under the New York Stock Exchange rules to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of shareholders of CONSOL Energy. The Board of Directors, at its meeting held on March 21, 2005, has determined that all non-employee directors, (i.e. all directors except J. Brett Harvey) are independent in accordance with New York Stock Exchange listing standards.

Section 16(a) Beneficial Ownership Reporting Compliance.    CONSOL Energy’s directors and certain executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CONSOL Energy Inc. common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on CONSOL Energy’s records, CONSOL Energy believes that during 2004, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with except for the following: Initial Form 3 by Mr. Powell due on March 1, 2004, and filed on March 2, 2004, and one Form 4 by Mr. Altmeyer, which reported one transaction due on February 20, 2004, and filed on March 5, 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ABOVE-NAMED NOMINEES

FOR THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Compensation Committee Report.    The Compensation Committee of the Board of Directors is responsible for administering the Equity Incentive Plan and reviewing and making decisions with respect to the compensation of executive officers and key executives of CONSOL Energy and its subsidiaries.

The following is the Compensation Committee’s report to shareholders on the Corporation’s executive compensation policies with respect to compensation reported for the fiscal year ended December 31, 2004. In accordance with the rules of the Securities and Exchange Commission, this report shall not be incorporated by reference into any of the Corporation’s future filings made under the Securities Exchange Act of 1934 or under the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933.

Compensation Committee Report on Executive Compensation

Key compensation-related responsibilities of the Compensation Committee (“Committee”) of the Board of Directors (“Board”):

•	To establish and periodically review CONSOL Energy’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other CONSOL Energy employees;

•	To establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

•	To review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

•	To review and monitor management development and succession plans and activities; and

•	To prepare the report on executive compensation for inclusion in CONSOL Energy’s annual proxy statement in accordance with Securities and Exchange Commission rules and regulations.

For the fiscal year ended December 31, 2004, the Committee’s activity focused on the key elements of the total direct compensation program for executive officers, which included base pay, the Short-Term Incentive Compensation Plan and long-term incentives. Elements reviewed as part of the Short-Term Incentive Compensation Plan were minimum threshold, target objectives, the payout formula, and the performance measurement of Net Income. The maximum amount payable under the Plan in the event CONSOL Energy meets the maximum targets was also evaluated. Elements reviewed as part of the long-term incentives to executive officers included type and level of award distribution.

How the Committee functions:

•	The Committee uses compensation data from an external source for a peer group of selected mining and energy companies which compete in markets served by the Corporation (“Peer Group”), as well as national surveys in which the Corporation matches similar industries and similar revenue (“Survey Data”). The Peer Group and Survey Data are used by the Committee as a primary basis for performance and compensation comparison purposes when making key compensation-related decisions.

•	The Committee has been assisted by:

•	The Corporation’s internal support staffs; and

•	An independent consulting firm retained by the Corporation.

The Corporation’s executive compensation program is designed to:

•	Attract, motivate and retain executive officers who can make significant contributions to the Corporation’s long-term success;

•	Align the interests of executive officers with those of shareholders; and

•	Place a significant portion of an executive officer’s total compensation at risk by tying it to the Corporation’s financial performance.

The primary components of the Corporation’s executive compensation programs are: base salary, annual incentive awards, and long-term incentive awards:

Base Salary

•	Base salaries are generally targeted at the middle of the competitive marketplace (the “median”).

•	The “market rate” for an executive position is determined through an assessment by the Corporation’s human resources personnel. This assessment considers relevant industry salary practices, the position’s complexity and level of responsibility, its importance to the Corporation in relation to other executive positions, and the competitiveness of an executive’s total compensation.

•	Subject to the Committee’s approval, the level of an executive officer’s base pay is determined on the basis of:

•	Relevant comparative compensation data; and

•	The Chief Executive Officer’s assessment of the executive’s performance, experience, demonstrated leadership, job knowledge and management skills.

Annual incentive awards

•	These cash awards are intended to provide a linkage among executive performance, annual performance measures, and long-term shareholder value.

•	For the fiscal year ended December 31, 2004, no annual incentive awards were made with respect to 2003 performance to the President and Chief Executive Officer and the other executive officers included in the compensation tables under the Short-Term Incentive Compensation Plan (the “Short-Term Plan”).

How annual incentive awards are calculated under the Short-Term Incentive Compensation Plan:

The Short-Term Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent.

•	The identity of the executive officers eligible to participate in the Short-Term Plan is confirmed;

•	The size of the compensation pool for the year, based upon financial information supplied by the Corporation’s officers, is computed and certified; and

•	The amount of the authorized incentive award to be paid to each participant in the Short-Term Plan is certified, based on:

•	the opportunity level assigned to a participant; and

•	an assessment of an individual executive’s performance and that of the Corporation or specified business units against certain criteria, and a subjective evaluation of performance based on certain criteria.

Long-term incentive awards

The Long-Term Incentive Plan is designed to promote the interests of CONSOL Energy and its shareholders by attracting and retaining eligible directors, executives and other key employees. In addition, the Plan enables individuals to participate in the long-term growth and financial success of CONSOL Energy.

•	The Compensation Committee has the authority to determine the participants to whom awards shall be granted. The awards can be made in the form of stock options, restricted stock units, performance awards and other stock-based awards.

•	Awards such as stock options that are performance based qualify as deductible under Section 162(m) of the Internal Revenue Code of 1986, however, other types of awards that are not performance based would not qualify as a deduction.

•	2004 Awards

•	Chairman of the Board: 813 options and 7,310 restricted stock units granted with immediate vesting.

•	Director grants: 21,000 options with a 3-year vesting and 570 restricted stock units granted with a 1-year vesting.

•	Executives and other key employees: 430,340 options and 110,674 restricted stock units granted with a 4-year vesting.

•	Certain executives: 84,720 restricted stock units granted with a 3-year vesting, given as a Special Recognition Award.

•	All employees: 365,600 options granted with a 1-year vesting.

Chief Executive Officer compensation

•	In Mr. Harvey’s compensation, the Committee considered:

•	The Corporation’s financial performance and Peer Group compensation data; and

•	Mr. Harvey’s leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations, as well as the Corporation’s positioning for future performance.

•	The Committee considered many factors and did not place any particular relative weight on one over another, but the Corporation’s financial performance is generally given the most weight.

•	The Committee’s recommendations regarding Mr. Harvey’s compensation are reported to and approved by the Board.

•	For fiscal year ended December 31, 2004, the Committee’s decisions regarding Mr. Harvey’s compensation included the following:

•	For the fiscal year ended December 31, 2004, Mr. Harvey’s base salary was increased, effective January 1, 2004, to $700,000 at the meeting of the Board of Directors held on March 15, 2004; and

•	As part of the Long-Term Incentive Plan, Mr. Harvey was granted 66,870 stock options with a 4-year vesting, 17,386 restricted stock units with a 4-year vesting, and 27,324 restricted stock units as part of a Special Recognition Award with a 3-year vesting during the year 2004.

•	In deciding upon the opportunity of Mr. Harvey’s incentive award payment under the Short-Term Plan, the Committee considered the following, in addition to the Corporation’s operating cash flow and operating earnings achievements:

•	CONSOL Energy implemented a number of strategic initiatives designed to improve the risk and return characteristics of its businesses;

•	The Committee recognized the Corporation’s common stock performance;

•	Before arriving at its final decision regarding the amount of Mr. Harvey’s annual incentive award, the Committee confirmed that the Corporation’s compensation program is consistent with marketplace practices linking pay for performance; and

•	For the fiscal year ended December 31, 2004, no annual incentive award under the Short-Term Plan was made to Mr. Harvey with respect to 2003 performance;

Deductibility of Compensation:

•	Under Section 162(m) of the Internal Revenue Code, CONSOL Energy and its subsidiaries may not deduct compensation in excess of $1,000,000 paid to CONSOL Energy’s Chief Executive Officer or to each of the named executive officers unless the compensation meets specific criteria for performance-based compensation. As discussed in this report, the Committee intends to provide compensation that is both market and performance-based. Awards under the Short-Term Incentive Compensation Plan do not meet the criteria of being performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, therefore, would not qualify as a deduction. Certain awards under the Long-Term Incentive Plan, such as stock options, that do meet the criteria of being performance based under Section 162(m) qualify as deductible under the Internal Revenue Code of 1986, as amended, however, other types of awards that do not meet the criteria of being performance based under Section 162(m) would not qualify as a deduction. The Committee reserves the right to approve non-deductible compensation if the Committee believes it is in the best interests of the shareholders.

Conclusion:

•	Based upon its review of the Corporation’s executive compensation program, the Committee has concluded that the program’s basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

MEMBERS OF THE COMMITTEE:

William P. Powell, Chair

James E. Altmeyer, Sr.

Patricia A. Hammick

Executive Compensation.    The following table discloses the compensation for Mr. Harvey, the President and Chief Executive Officer, and the other four most highly compensated executive officers of CONSOL Energy or its subsidiaries who were serving as an executive officer at fiscal year ended December 31, 2004 whose annual salary plus other forms of compensation exceeded $100,000 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

							Long Term Compensation
	Annual Compensation						Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)(2)		Restricted Stock Award ($)(3)		Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(4)
J. Brett Harvey	2004	696,923	—		—		1,376,174	(7)	66,870	—	12,300
President and Chief	2003	586,154	300,000	(5)	62,893	(6)	—		120,100	—	11,769
Executive Officer	2002	564,304	—		94,097	(6)	—		120,000	72,800	12,000

Peter B. Lilly	2004	447,846	—		160,967	(8)	821,364	(7)	44,290	—	12,300
Chief Operating Officer—	2003	371,231	55,575	(5)	153,567	(8)	—		80,100	—	11,769
Coal	2002	69,180	—		49,003	(8)	—		80,000	—	1,700

Ronald E. Smith	2004	358,322	—		—		567,891	(7)	39,875	—	12,300
Executive Vice President	2003	298,411	178,694	(5)	—		—		65,100	—	11,769
	2002	286,530	—		—		—		55,000	30,940	12,000

William J. Lyons	2004	330,808	—		—		413,561	(7)	20,620	—	12,300
Chief Financial Officer	2003	219,808	91,125	(5)	—		—		25,100	—	11,769
	2002	198,135	—		—		—		20,000	8,190	11,823

Stephen E. Williams(9)	2004	270,000			—		266,801	(7)	12,410	26,950	12,300
Vice President, General Counsel and Secretary	2003	174,923	—		—		—		10,600	—	8,744

(1)	Bonuses represent amounts paid during the period, but accrued with respect to previous periods.
(2)	Except as indicated, other annual compensation in the form of perquisites and other personal benefits has been omitted because it accounted for less than the lesser of $50,000 or 10% of the total salary and bonus for the period reported. Perquisites and other personal benefits include payments for transfer assistance, travel expense, car allowance, financial planning assistance, use of corporate aircraft and country club membership fees.
(3)	At the close of business on December 31, 2004, the following named executive officers held total non-vested restricted shares as follows: Mr. Harvey: 44,710 shares valued at $1,835,345; Mr. Lilly: 26,685 shares valued at $1,095,419; Mr. Smith: 18,450 shares valued at $757,372; Mr. Lyons: 13,436 shares valued at $551,548; Mr. Williams: 8,668 shares valued at $355,821. The foregoing values were calculated by multiplying the closing market price of the common stock on December 31, 2004 by the number of restricted shares held. Dividend reinvestments are paid on all shares of restricted stock.
(4)	Represents matching contributions to CONSOL Energy’s 401(k) Plan.
(5)	Represents additional compensation awards granted by the Board not falling under the Short-Term Plan.
(6)	Includes (a) $27,642 in 2003 for financial planning assistance, and (b) $48,265 in 2002 for use of corporate aircraft, previously reported as $42,598 in the Annual Proxy Statement for year ended December 31, 2003.
(7)	Consists of grants of 27,324, 15,179, 8,095, 8,095 and 5,463 shares of 3-year vesting restricted stock units given as a Special Recognition Award to Messrs. Harvey, Lilly, Smith, Lyons and Williams, respectively, each valued at the market price as of the date of grant; and grants of 17,386, 11,506, 10,355, 5,341, and 3,205 shares of 4-year vesting restricted stock units to Messrs. Harvey, Lilly, Smith, Lyons and Williams, respectively, each valued at the market price as of the date of grant.
(8)	Includes (a) $100,000 in 2004 for lost compensation consideration and $19,352 for financial planning assistance; (b) $100,000 in 2003 for lost compensation consideration, and (c) $46,551 in 2002 for transfer assistance.

(9)	Mr. Williams employment ended on February 9, 2005.

Stock Option Grants.    In April 2004, the Board of Directors of CONSOL Energy granted to eligible employees nonqualified stock options to acquire an aggregate of 793,440 shares of common stock at an exercise price equal to $30.78 per share, the closing price on the date of the grant. These nonqualified stock options become exercisable in increments beginning in April 2005. An additional grant was given of 2,500 shares of common stock at an exercise price of $33.72. This grant becomes exercisable beginning in June 2005. The following table sets forth the individual grants of stock options made to Mr. Harvey and the other named executive officers of CONSOL Energy or its subsidiaries during the twelve months ended December 31, 2004. There were no stock appreciation rights granted during the twelve months ended December 31, 2004.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
J. Brett Harvey	66,870	8.40	30.78	2014	1,294,428	3,280,334
Peter B. Lilly	44,290	5.56	30.78	2014	857,338	2,172,663
Ronald E. Smith	39,875	5.01	30.78	2014	771,875	1,956,084
William J. Lyons	20,620	2.59	30.78	2014	399,149	1,011,522
Stephen E. Williams	12,410	1.56	30.78	2014	240,225	608,777

The stock options granted to these executive officers will terminate ten years after the date on which they were granted. The stock options will vest 25% per year, beginning one year after the grant date, except for 100 shares which fully vest one year after the grant. The vesting of the options will accelerate upon a change of control of CONSOL Energy. The stock options will terminate upon the occurrence of the following events:

•	immediately, if the employee is terminated for cause or his employment has been terminated for any other reason and he breaches a covenant not to compete with CONSOL Energy;

•	within three months if the employee is terminated without cause (except for reduction in force) or does so voluntarily; or

•	within three years following the death of the employee.

The following table sets forth the aggregate number of shares acquired on exercise of stock options, the number of securities underlying unexercised options and the value of unexercised in-the-money options for Mr. Harvey and the other named executive officers of CONSOL Energy or its subsidiaries at December 31, 2004. There were no stock appreciation rights which were or became exercisable during the fiscal year ended December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($)
			(#) Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
J. Brett Harvey	—	—	420,200/246,870	8,039,872/4,479,655
Peter B. Lilly	—	—	60,100/144,290	1,597,385/3,003,858
Ronald E. Smith	—	—	172,200/129,875	3,204,047/2,326,804
William J. Lyons	—	—	80,700/55,120	1,511,472/933,355
Stephen E. Williams	2,725	26,950	0/20,285	0/315,269

(1)	Calculated on the basis of the closing sale price of $41.05 per share on December 31, 2004, less the exercise price per share.

The following table summarizes our equity compensation plan information as of December 31, 2004 and as of February 25, 2005. Information is included for equity compensation plans approved by CONSOL Energy shareholders.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders as of 12/31/04	4,510,723	(1)	$21.8920	989,086	(2)

Total	4,510,723
Equity compensation plans approved by security holders as of 2/25/05(3)	3,950,070	(4)	$22.3754	989,086	(5)

Total	3,950,070

(1)	Of this total, 4,224,742 are outstanding stock options and 285,981 are restricted stock units.
(2)	Of this total, 714,019 are available for awards other than options.
(3)	Updated for exercises that took place from January 1, 2005 thru February 25, 2005.
(4)	Of this total, 3,664,089 are outstanding stock options and 285,981 are restricted stock options.
(5)	Of this total, 714,019 are available for awards other than options.

The Equity Incentive Plan was approved prior to CONSOL Energy’s initial public offering by its then shareholders. There are not any equity plans that have not been approved by shareholders. In April 2003, the shareholders approved an amendment to the Equity Incentive Plan, including an increase in the total number of shares of common stock that can be covered by grants to a total of 6,500,000 shares.

Retirement Benefits.    Pension benefits for salaried employees under the CONSOL Energy Inc. Retirement Plan are based on an employee’s years of service and average monthly pay during the employee’s three highest-paid years. “Average monthly pay” for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code. The Internal Revenue Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits provided under the pension plan in excess of these limitations are paid from the Corporation’s general revenues under separate, nonfunded pension restoration plans.

Pension Plan Table
	Years of Service
Remuneration	15	20	25	30
$ 90,000	$21,600	$28,800	$35,500	$36,700
$145,000	$34,800	$46,400	$57,200	$58,900
$200,000	$48,000	$64,000	$79,000	$81,100
$255,000	$61,200	$81,500	$100,700	$103,300
$310,000	$74,400	$99,100	$122,400	$125,500
$365,000	$87,600	$116,700	$144,100	$147,700
$420,000	$100,800	$134,300	$165,800	$169,900
$530,000	$127,200	$169,500	$209,200	$214,300
$640,000	$153,600	$204,600	$252,600	$258,600
$750,000	$180,000	$239,800	$296,100	$303,000

(Remuneration covered by the plan is base salary only.) The current base salary for Mr. Harvey and the other named executive officers is set forth in the “Salary” column in the “Summary Compensation Table” on page 19. The foregoing table illustrates the straight life annuity amounts payable under the Pension and Retirement Plan and pension restoration plans to CONSOL Energy employees retiring at age 65 in 2004. Amounts shown above are subject to deduction for Social Security payments. The current years of service credited for retirement benefits for the named executive officers are as follows:

J. B. Harvey	18	W. J. Lyons	29
R. E. Smith	29	S. E. Williams	2
P.B. Lilly	2

Employment Agreements.

Employment Agreement With Mr. Harvey.    J. Brett Harvey entered into an employment agreement with CONSOL Energy on December 11, 1997, as amended April 5, 2000. Under the terms of this contract, Mr. Harvey assumed his current position as the President and Chief Executive Officer on January 1, 1998. The employment agreement provides for a term through December 31, 2006. The term of the agreement is to be extended for an additional year, or through December 31, 2007, if Mr. Harvey remains employed by the Corporation on December 31 of the year 2004, but in no case is the term of the employment agreement to be extended beyond December 31, 2007, and it may be terminated earlier. Mr. Harvey’s employment will terminate:

•	if he becomes disabled and would be eligible to receive disability benefits under the CONSOL Energy Employee Retirement Plan;

•	if either party terminates the agreement; or

•	for cause as determined by the Board of Directors of CONSOL Energy at any time.

If the agreement is terminated other than by CONSOL Energy for cause or if Mr. Harvey resigns, Mr. Harvey will receive severance payments in an amount equal to any incentive compensation received in the preceding 12 months and his then current base salary. These amounts would be paid to Mr. Harvey until the end of the term of the employment agreement. In the event of termination for cause, Mr. Harvey’s compensation and benefits terminate at the end of the month in which the notice of termination is given.

Mr. Harvey receives a yearly base salary of $700,000. He is entitled to participate in all incentive compensation programs for senior management of CONSOL Energy, including short-term and long-term incentive pay programs. He also is eligible for all employee benefit plans and policies applicable to CONSOL Energy employees. For employee retirement plan purposes, Mr. Harvey has been granted 11 years of additional service credit representing his years of employment at PacifiCorp, deducting from any such benefits amounts paid or payable to him pursuant to any retirement or similar plans of PacifiCorp.

Mr. Harvey’s employment agreement contains certain confidentiality and non-competition obligations. Mr. Harvey must keep the Corporation’s non-public information confidential during the term of the employment agreement and for a period of 12 months after his termination. Mr. Harvey has agreed not to compete with the business of CONSOL Energy for so long as he receives severance benefits under the terms of the employment agreement.

Agreement with John Whitmire.    CONSOL Energy entered into an agreement with Mr. Whitmire on February 22, 1999 pursuant to which he was engaged as the non-executive Chairman of the Board of CONSOL Energy, subject to election by the Corporation’s shareholders. In order to more formally and completely document his duties and responsibilities as Chairman, as well as his compensation arrangements, a new agreement was entered into as of April 27, 2004. Under the terms of the agreement, Mr. Whitmire receives cash compensation of $100,000, shares of common stock having a fair market value of $225,000 and stock options having a fair market value of $25,000 each year. In addition, Mr. Whitmire is provided clerical support at an annual cost not to exceed $30,000. Initially, Mr. Whitmire was elected to serve as the Chairman of the Board by the shareholders of CONSOL Energy on March 3, 1999.

Cessation of Employment.    In connection with the cessation of the employment of Stephen E. Williams as Vice President and General Counsel, CONSOL Energy and Mr. Williams entered into a letter agreement, dated March 16, 2005, pursuant to which, among other things, CONSOL Energy will pay Mr. Williams the amount of $428,000, consisting of an amount equal to nine months of pay, Mr. Williams’ 2004 short-term incentive compensation, and an amount equal to an estimated CONSOL Energy unvested match in its 401(k) Plan. The letter agreement also provides that Mr. Williams’ stock options and restricted stock units will continue to be governed by the applicable agreements. In addition, with respect to stock options, the underlying option agreements were amended and restated to provide that Mr. Williams’s unvested stock options will continue to vest on the respective anniversaries of the grant dates, as provided in the original vesting schedules, and that Mr. Williams may exercise vested stock options until the originally specified expiration dates. With respect to restricted stock awards, the awards were amended and restated to provide that unvested restricted stock awards will continue to vest on April 27 of each year following the cessation of Mr. Williams’s employment, in accordance with the respective vesting schedules of the restricted stock awards, and that vested shares will be delivered to Mr. Williams immediately upon vesting. CONSOL Energy also will reimburse Mr. Williams in an amount not to exceed $6,500 for legal fees incurred by Mr. Williams in connection with the letter agreement. The letter agreement also provides that the Change in Control and Severance Agreement, dated as of July 21, 2003, by and between Mr. Williams and CONSOL Energy is terminated.

Change in Control Agreements.

On July 21, 2003, CONSOL Energy entered into a Change In Control Severance Agreement with each of Messrs. Harvey, Lilly, Smith, Lyons and Williams (each an “Executive” and, collectively, the “Executives”), which provides that if Executive is terminated (1) after, or in connection with, a Change in Control, as defined, for any reason other than cause, death or disability or if, within the two-year period after a Change in Control, he is constructively terminated, which includes:

(a)	an adverse change in his position;

(b)	a reduction in annual base salary or target bonus or a material reduction in employee benefits;

(c)	a material change in circumstances as determined by Executive;

(d)	the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or transfer of substantially all of the Corporation’s business or assets; or

(e)	the relocation of Executive’s principal work location to a location that increases his normal commute by more than 50 miles or that requires travel increases by an unreasonable amount; or

(2)    other than for cause, death or disability, not more than three months prior to the date on which a Change in Control occurs or, at the request of a third party who initiates a Change in Control, Executive will receive:

(a)	a lump sum cash payment equal to (a) a multiple of Executive’s base pay, plus (b) a multiple of Executive’s incentive pay (the multiple, in each case, for Mr. Harvey is 3.0, for Mr. Lilly, 2.5; for Mr. Smith, 2.0; for Mr. Lyons, 2.0; and for Mr. Williams, 2.0); a pro rated payment of his incentive pay for the year in which his termination of employment occurs;

(b)	for a specified period (for Mr. Harvey, 36 months; for Mr. Lilly, 30 months; for Mr. Smith, 24 months; for Mr. Lyons, 24 months; and for Mr. Williams, 24 months), the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation);

(c)	a lump sum cash payment equal to the total amount that Executive would have received under the Corporation’s 401(k) plan as a Corporation match if he was eligible to participate in the Corporation’s 401(k) plan for a specified period after his termination date (for Mr. Harvey, 36 months; for Mr. Lilly, 30 months; for Mr. Smith, 24 months; for Mr. Lyons, 24 months; and for Mr. Williams, 24 months) and he contributed the maximum amount to the plan for the match;

(d)	a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the Corporation’s qualified defined benefit plan and (if eligible) its pension restoration plan (together, the “pension plans”) and the present value of the accrued pension benefits to which Executive would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. Harvey, 36 months; for Mr. Lilly, 30 months; for Mr. Smith, 24 months; for Mr. Lyons, 24 months; and for Mr. Williams, 24 months);

(e)	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

(f)	any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of the Corporation.

In addition upon a Change in Control, all equity will become fully vested and/or exercisable on the date the Change in Control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement.

A “Change in Control” means

(1)    The acquisition after the date of the change in control severance agreement by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting stock of CONSOL Energy, other than any such acquisition

(a)	directly from CONSOL Energy that is approved by the incumbent Board (as defined),

(b)	by CONSOL Energy or by any employee benefit plan (or related trust) sponsored or maintained by CONSOL Energy or any subsidiary,

(c)	by an underwriter in connection with a public offering, or

(d)	in a business combination that complies with the foregoing; or

(2)    Individuals who constitute the Board as of the date that RWE first beneficially owned 50% or less of the voting stock of CONSOL Energy (the “incumbent board”) (or whose election was approved by two-thirds of the incumbent board, other than any director elected as a result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the Board; or

(3)    Consummation of a reorganization, merger or consolidation of CONSOL Energy or a direct or indirect wholly owned subsidiary of CONSOL Energy, a sale or other disposition of all or substantially all of the assets of CONSOL Energy, or certain other transactions involving CONSOL Energy (each, a “business combination”), unless, in each case, immediately following such business combination,

(a)	all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CONSOL Energy immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation of such entity,

(b)	no person other than CONSOL Energy beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation of such entity, and

(c)	at least a majority of the members of the Board of Directors of the entity resulting from such business combination or any direct or indirect parent corporation thereof are members of the incumbent board at the time of the execution of the initial agreement or of the action of the Board providing for such business combination; or

(4)    approval by the shareholders of the Corporation of a complete liquidation or dissolution of CONSOL Energy, except pursuant to certain business combinations.

With respect to each of Messrs. Harvey, Lilly, Smith, Lyons, and Williams, if it is determined that any payment or distribution (a “Payment”) by CONSOL Energy to or for his benefit would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), CONSOL Energy will pay to him an additional amount (the “Gross-Up Payment”), subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under section 4999 of the Code, and any tax imposed upon the Gross-Up Payment, will be equal to the Payment.

The Change in Control Severance Agreement contains confidentiality, non-competition and non-solicitation obligations.

The term of the Change in Control Severance Agreement is three years, subject to a one-year extension annually, commencing on January 1, 2006, unless CONSOL Energy gives notice not later than October 31 of the preceding year that it does not wish to extend the Agreement. Regardless of any such notice by CONSOL Energy, the Agreement will continue in effect for a period of 24 months beyond the term provided in the Agreement if a Change in Control occurs during the period that the Agreement is in effect.

Related Party Transactions.

CONSOL Energy had no related party transactions in 2004.

STOCK PERFORMANCE GRAPH

The following performance graph compares the cumulative shareholders’ return on the common stock of CONSOL Energy to the cumulative return of a peer group and the Standard & Poor’s MidCap 400 Index. The Peer Group is comprised of: CONSOL Energy, Arch Coal, Inc., Peabody Energy Corporation, and Massey Energy Company. The graph assumes that the value of the investment in company common stock and each index was $100 at December 31, 1999, the date of the Corporation’s initial public offering. The graph also assumes that all dividends were reinvested and that investments were held through December 31, 2004. CONSOL Energy chose to add the Peer Group as an additional basis for comparison because the formerly used NYSE composite index is no longer available.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
CONSOL Energy Inc.	100	300.80	278.87	202.59	312.13	503.53
Peer Group	100	214.58	217.04	146.61	231.49	356.01
S&P MidCap 400	100	117.51	116.80	99.85	135.42	157.75

Cumulative Total Return Among CONSOL Energy Inc.,

Peer Group, and S&P MidCap 400 Index

Assumes $100 invested on December 31, 1999

Assumes Dividend Reinvestment Through December 31, 2004

ACCOUNTANTS AND AUDIT COMMITTEE

Registered Public Accounting Firm.    The independent registered public accounting firm selected by the Corporation for its fiscal year ended December 31, 2003 and its fiscal year ended December 31, 2004 is PricewaterhouseCoopers LLP.

Audit Fees.    The fees for professional services rendered for the audit of CONSOL Energy’s annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    The fees for assurance and related services that are reasonably related to the performance of the audit or review of CONSOL Energy’s financial statements.

Tax Fees.    The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.    The fees for products and services provided, other than for the services reported under the headings “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the fiscal year ended December 31, 2004.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Corporation’s annual financial statements for the years ended December 31, 2003 and December 31, 2004, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2004	2003
Audit Fees	$1,149,138	$514,100
Audit-Related Fees	$99,930	$144,100
Tax Fees	$135,280	$96,924
All Other Fees	$—	$—

Total	$1,384,348	$755,124

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services.    The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. The services performed by PricewaterhouseCoopers LLP in 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

Audit Committee Report.    The Audit Committee has reviewed and discussed with management of CONSOL Energy and PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Corporation, the audited financial statements of CONSOL Energy as of and for the fiscal year ended December 31, 2004, including the fiscal year ended December 31, 2003, and the fiscal year ended December 31, 2002 (the “Audited Financial Statements”). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

Under the rules of the New York Stock Exchange, all members of the Audit Committee are independent. In December 2004, the Audit Committee approved and adopted an amended Audit Committee Charter attached hereto as Appendix A.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Committee has discussed with that firm its independence from the Corporation. The Committee also discussed with management of the Corporation and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

The Audit Committee has considered whether the provision of the non-audit services by PricewaterhouseCoopers LLP described in this Proxy Statement is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Management is responsible for the Corporation’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of CONSOL Energy’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of PricewaterhouseCoopers LLP with respect to the audited financial statements, and relying thereon, the Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and CONSOL Energy’s Board of Directors are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board of Directors as statutory and regulatory provisions become effective for audit committees and independent auditors.

MEMBERS OF THE COMMITTEE:

Philip W. Baxter, Chairman

James E. Altmeyer, Sr.

William E. Davis

Raj K. Gupta

John Whitmire, ex officio

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the Report by Reference therein.)

PROPOSAL #2—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for CONSOL Energy for the fiscal year ending December 31, 2005. The Audit Committee recommends that the shareholders ratify this appointment.

During 2004, PricewaterhouseCoopers LLP reviewed the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004, September 30, 2004 and audited CONSOL Energy’s annual consolidated financial statements and those of its subsidiaries and its internal control over financial reporting for the fiscal year ended December 31, 2004, reviewed financial information in filings with the Securities and Exchange Commission and other regulatory agencies, audited employee benefit plans and provided various other services.

The affirmative vote of the majority of the votes cast by the holders of CONSOL Energy common stock on this proposal shall constitute ratification of the appointment of PricewaterhouseCoopers LLP. If the shareholders by the affirmative vote of a majority of the CONSOL Energy common stock represented at the Annual Meeting do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

PROPOSAL #3—AMENDMENT AND RESTATEMENT OF EQUITY INCENTIVE PLAN

We are asking you to approve amendments to our 1999 CONSOL Energy Inc. Equity Incentive Plan (“1999 Incentive Plan”). The amendments would:

1)	increase the total available number of shares of CONSOL Energy common stock we may issue under the 1999 Incentive Plan by 2,600,000 from 6,500,000 to 9,100,000;

2)	limit to 9,100,000 the number of shares that may be subject to incentive stock options that may be granted;

3)	increase from 1,000,000 to 1,300,000 the number of shares of common stock that may be used with respect to awards other than stock options,

4)	delete all references to RWE, RWE AG or Rheinbraun;

5)	delete the provision that allows for the number of shares of common stock available for awards to be increased by the number of shares surrendered upon the exercise of an award through the delivery of shares of common stock or withheld in the event that withholding tax liabilities arising from the award are satisfied by the withholding of shares of common stock;

6)	clarify that a cancellation of an award in exchange for a cash payment can occur only if the payment complies with Section 409A of the Internal Revenue Code (the “Code”);

7)	delete the provision allowing for the amendment of awards if the grant of the award would prevent a transaction from being accounted for as a pooling of interests;

8)	specifically provide that the 1999 Incentive Plan may not be amended without shareholder approval if the amendment constitutes a repricing of stock options or stock-settled stock appreciation rights;

9)	require that the committee to which the Board of Directors may delegate any authority for administration of the 1999 Incentive Plan be composed of not fewer than two individuals who are “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listing Company Manual;

10)	clarify eligibility to receive grants of stock options, stock appreciation rights and restricted stock units and allow Eligible Directors to receive such grants, amend the definition of “Award” to delete the reference to awards granted to Eligible Directors pursuant to Section 10 of the 1999 Incentive Plan and allow Eligible Directors to elect to receive deferred stock units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Directors in cash;

11)	provide that stock options and stock appreciation rights will be issued with an exercise price no greater than the fair market value of the common stock on the date of grant and will have a term of no longer than ten years;

12)	provide that stock appreciation rights settled in shares of common stock will be counted in full against the number of shares of common stock available for awards under the 1999 Incentive Plan;

13)	clarify that the 1999 Incentive Plan is effective as of May 3, 2005 (the “Effective Date”), provided it has been approved by CONSOL Energy’s shareholders within twelve months of such date; and

14)	clarify that no incentive stock option may be granted after April 7, 2009 and no deferred stock units or awards other than incentive stock options may be granted after the tenth anniversary of the Effective Date.

15)	clarify that shares that are withheld from an award to satisfy tax-withholding obligations, shares that are surrendered to fulfill tax obligations incurred under the Plan, and shares surrendered in payment of the option exercise price upon the exercise of an option will not be available for reissuance under the Plan. Shares that are purchased by the Corporation with proceeds that were paid to exercise options cannot be added to the share reserve.

The amendments are considered as a single proposal and all amendments will be approved if any are approved.

As of March 1, 2005, the Board of Directors had granted options to purchase 5,224,933 shares of common stock and 285,981 restricted stock units under the 1999 Incentive Plan. As of that date, there were 989,086 shares available for grants under the 1999 Incentive Plan. To date, awards under the 1999 Incentive Plan have been in the form of stock options and restricted stock units.

A brief summary of the 1999 Incentive Plan as proposed to be amended follows. The 1999 Incentive Plan in the form proposed by this Proposal #3 is attached hereto as Exhibit A. The headings relating to the provisions of the 1999 Incentive Plan which are proposed to be amended are in bold type and italicized.

Purpose.

The purpose of the 1999 Incentive Plan is to:

•	attract and retain eligible directors, executive officers, other key employees and consultants of CONSOL Energy and its affiliates;

•	motivate such individuals by means of performance-related incentives to achieve long-range performance goals; and

•	enable such individuals to participate in the long-term growth and financial success of CONSOL Energy.

Administration.

The 1999 Incentive Plan is administered by the Board of Directors. Except with respect to Awards made pursuant to Section 10 of the 1999 Incentive Plan to non-employee directors of CONSOL Energy or any affiliate (“Eligible Directors”), the Board of Directors may delegate any or all authority for administration of the Plan to a committee of the Board of Directors (the “Committee”). Affiliate means (1) any entity that, directly or indirectly, is controlled by CONSOL Energy, (2) any entity in which CONSOL Energy has a significant equity interest and (3) an affiliate of CONSOL Energy as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934 (the “Act”), as determined by the Committee. To the extent deemed appropriate by the Board of Directors, the Committee will be composed of at least two individuals who are “outside directors” within the meaning of Code Section 162(m) and “non-employee directors” within the meaning of Section 16 of the Act. The proposed amendments to the 1999 Incentive Plan provide that the Committee be composed of at least two individuals who are “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual. The Board of Directors or the Committee may delegate to an executive officer of CONSOL Energy authority to administer those aspects of the 1999 Incentive Plan that do not involve the designation of individuals to receive awards or decisions concerning the timing, amounts or other terms of awards. The Board of Directors, or the Committee, has the authority to construe and interpret the 1999 Incentive Plan, and to make all other determinations necessary or advisable for the administration of the 1999 Incentive Plan. However, only the Board of Directors may amend or terminate the 1999 Incentive Plan.

Shares Available for Awards; Limitations.

The total number of shares of CONSOL Energy common stock with respect to which awards may be granted under the 1999 Incentive Plan is 6,500,000 which will be increased to 9,100,000 if the amendments are approved, out of which 1,000,000 may currently be used with respect to awards other than options, which will be increased to 1,300,000 if the amendments are approved. Pursuant to the proposed amendments to the 1999 Incentive Plan, the maximum number of shares that may be subject to incentive stock options grants is 9,100,000. If any shares of common stock covered by or related to an award granted under the 1999 Incentive Plan are forfeited, or if such an award is settled for cash, otherwise terminated or canceled without the delivery of shares of common stock, then the shares covered by or related to such award, or the number of shares otherwise counted against the aggregate number of shares of common stock with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, will again become shares with respect to which awards may be granted. Subject to adjustment, the maximum number of shares with respect to which awards may be granted to any participant during a calendar year is 1,000,000 shares. The maximum annual number of shares in respect of which restricted stock awards, restricted stock units, performance awards and other stock-based awards may be granted under the 1999 Incentive Plan to any participant is 325,000 and the maximum annual amount of any award settled in cash with respect to any participant is $2,000,000. The proposed amendments to the 1999 Incentive Plan delete the provision that allows for the number of shares of common stock available for awards to be increased by the number of shares surrendered upon the exercise of an award through the delivery of shares of common stock or withheld in the event that withholding tax liabilities arising from the award are satisfied by the withholding of shares of common stock.

Eligibility.

Officers, Eligible Directors, employee-directors and other employees or consultants of CONSOL Energy or any affiliate, who is not a member of the Committee, are eligible to receive awards. As of March 1, 2005, there were approximately 65 officers, 8 directors and 3,670 employees eligible to receive awards under the 1999 Incentive Plan. For purposes of clarifying eligibility to receive awards, the proposed amendments to the 1999 Incentive Plan allow options, stock appreciation rights and restricted stock units to be granted to Eligible Directors.

Stock Options.

The 1999 Incentive Plan permits the granting of options, both incentive stock options (ISOs) and non-qualified stock options (NQOs), to purchase shares of CONSOL Energy common stock. The Board of Directors establishes the exercise price at the time each option is granted. The proposed amendments to the 1999 Incentive Plan provide that the option exercise price for each share covered by an option, including ISOs and NQOs, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, and that the term of the option may not exceed 10 years from the date of the grant.

The exercise price of options granted under the 1999 Incentive Plan may be paid for by cash, or its equivalent, or by exchanging shares of CONSOL Energy common stock (owned by the participant for at least six months and which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or by a combination of the foregoing. A participant may elect to pay all or any portion of the aggregate exercise price by having shares with a fair market value on the date of exercise equal to the aggregate exercise price withheld by CONSOL Energy or sold by a broker-dealer. Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits the extension of credit by an issuer, has been interpreted to prohibit the use of certain cashless exercises.

The 1999 Incentive Plan also provides that the Board of Directors may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under the 1999 Incentive Plan, or in the event that the withholding tax liability arising upon exercise of any such option or option by a participant is satisfied through the withholding by CONSOL Energy of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such shares delivered or withheld upon exercise of the original option.

A restoration option has an exercise price of not less than 100% of the fair market value on the grant date. To date, the Board of Directors has not granted any options with a restoration provision.

Stock Appreciation Rights.

Stock Appreciation Rights (“SARs”) may be granted under the 1999 Incentive Plan to any employee or Eligible Director of CONSOL Energy or any affiliate. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. SARs granted in tandem with or in addition to an award may be granted either at the same time as the award or, except in the case of ISOs, at a later time. SARs are not exercisable earlier than six months after the date granted. The proposed amendments provide that SARs will have grant prices no less than the fair market value of a share of CONSOL Energy common stock on the grant date and will have terms no longer than ten years.

SARs entitle the participant to receive an amount equal to the excess of the fair market value of a share of CONSOL Energy common stock on the date of exercise of the SAR over the grant price. The Board of Directors determines whether a SAR is settled in cash, shares or a combination of cash and shares. The proposed amendments provide that a SAR settled in shares of common stock will be counted in full against the number of shares available for awards under the 1999 Incentive Plan, regardless of the number of shares of common stock issues upon settlement of the SAR.

Restricted Stock and Restricted Stock Units.

Restricted stock and restricted stock units may also be granted under the 1999 Incentive Plan to any employee or Eligible Director of CONSOL Energy or any affiliate. The Board of Directors determines the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant, the duration of the period during which, and the conditions under which, the restricted stock and restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards.

Shares of restricted stock and restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of restricted stock, as provided in the 1999 Incentive Plan or the applicable award agreements. Each restricted stock unit has a value equal to the fair market value of a share. Restricted stock units may be paid in cash, shares, other securities or other property.

Performance Awards.

Performance awards may also be granted under the 1999 Incentive Plan to any employee or consultant of CONSOL Energy or any affiliate. A “Performance Award” consists of a right that is

•	denominated in cash or shares of CONSOL Energy Common Stock,

•	valued, as determined by the Board of Directors, in accordance with the achievement of such performance goals during such performance periods as the Board of Directors shall establish, and

•	payable at such time and in the form as the Board of Directors determines.

Performance Awards may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis.

Other Stock-Based Awards.

Other stock-based awards may also be granted under the 1999 Incentive Plan. An “Other Stock-Based Award” consists of any right that is

•	not an award described above, and

•	an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Board of Directors to be consistent with the purposes of the 1999 Incentive Plan.

Eligible Directors.

Eligible Directors are eligible for awards under the 1999 Incentive Plan. As of March 1, 2005, there were eight Eligible Directors eligible to receive awards under the 1999 Incentive Plan. Upon an Eligible Directors’ initial election to the Board of Directors, the Eligible Director receives a NQO to acquire 4,000 shares (Initial Grant).

Effective as of the date of each annual meeting of CONSOL Energy’s shareholders at which directors are elected or re-elected to the Board of Directors, the 1999 Incentive Plan provides that each Eligible Director who has not received an Initial Grant since the immediately preceding annual meeting of CONSOL Energy’s shareholders is entitled to receive a NQO to acquire 2,500 shares (“Annual Grant”). The proposed amendments to the 1999 Incentive Plan provide that the Board of Directors, in its sole discretion, may grant other types of awards to Eligible Directors in lieu of all or any portion of any Initial Grant or Annual Grant.

The exercise price per share of each NQO granted to an Eligible Director is the fair market value of a share on the grant date. The NQOs granted to Eligible Directors vest ratably and become exercisable in one-third increments on each anniversary of the grant date and expire 10 years from the grant date. Unvested NQOs granted to Eligible Directors immediately vest and become exercisable if an individual ceases to be a director on account of death, disability or retirement at normal retirement age for directors, and shall remain exercisable until the normal expiration of the option. Upon termination as a director for any other reason other than cause, unvested NQOs are forfeited and vested NQOs remain exercisable for three months following the termination date. Upon termination as a director for cause, all NQOs (whether or not vested) shall be forfeited as of the termination date.

The Board of Directors may grant deferred stock units to Eligible Directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Directors. Each deferred stock unit entitles the Eligible Director to receive one share or an amount of cash equal to the fair market value of a share on the payment date on terms and conditions as determined by the Board of Directors. The amendments to the 1999 Incentive Plan allow Eligible Directors to elect to receive deferred stock units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Director in cash. Eligible Directors may elect to defer receipt of shares or cash to be paid pursuant to deferred stock units in accordance with a deferred compensation policy established by CONSOL Energy.

Amendment and Termination.

The 1999 Incentive Plan may be amended, altered, suspended, discontinued, or terminated at any time; provided that no such amendment, alteration, suspension, discontinuation or termination will be made without shareholder approval if approval is necessary to comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to comply. In addition, the proposed amendments provide that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if it would constitute a repricing of a stock option or a stock settled SAR.

The Board of Directors may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would adversely affect the rights of any participant or any holder or beneficiary of any award previously granted does not to that extent become effective without the consent of the affected participant, holder, or beneficiary. The proposed amendments to the 1999 Incentive Plan delete the provision allowing for adjustment of awards upon the occurrence of certain unusual or nonrecurring events, and clarify that a cancellation of an award in exchange for a cash payment by CONSOL Energy may only be effected if the payment does not violate the requirements of Section 409A of the Code.

Term.

The proposed amendments provide that the 1999 Incentive Plan, as amended, will become effective as of the Effective Date, provided it is approved by CONSOL Energy’s shareholders within 12 months of such date. The proposed amendments also provide that no ISO may be granted under the 1999 Incentive Plan after April 7, 2009 and no deferred stock unit or award other than an ISO may be granted after the tenth anniversary of the Effective Date.

Summary of Certain Income Tax Information.

The following is only a brief summary of the effect of federal income taxation on the recipient of an award and CONSOL Energy under the 1999 Incentive Plan. This summary is not exhaustive and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a recipient of an award may reside.

Stock Options.

If an option granted under the 1999 Incentive Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability upon exercise unless the optionee is subject to the alternative minimum tax. CONSOL Energy will not be permitted a deduction for federal income tax purposes due to an exercise of an ISO regardless of the applicability of the alternative minimum tax, unless the exercise constitutes a disqualifying disposition of the ISO. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied (i.e., a disqualifying disposition occurs), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. CONSOL Energy generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

All options that do not qualify as ISOs are taxed as NQOs. An optionee will recognize no income upon grant of an NQO. However, upon the exercise of an NQO, the optionee will recognize ordinary income measured by the excess of the fair market value of the shares over the option price. The income recognized by an optionee who is also an employee of CONSOL Energy will be subject to tax withholding by CONSOL Energy. Upon the sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). CONSOL Energy will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NQO.

Deductibility of executive compensation.

Special rules limit the deductibility of compensation paid to CONSOL Energy’s Chief Executive Officer and next four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, as amended, the annual compensation paid to each of these executives may not be deductible to the extent that their compensation exceeds $1,000,000. However, CONSOL Energy is able to preserve the deductibility of compensation over $1,000,000 if the requirements for deductibility under Section 162(m) are satisfied. The 1999 Incentive Plan has been designed to permit certain stock options granted under the 1999 Incentive Plan to satisfy the conditions of Section 162(m).

New 1999 Incentive Plan

The grant of awards to employees, including the officers named in the Summary Compensation Table, and non-employee directors under the 1999 Incentive Plan as amended by the proposed amendments is subject to the discretion of the Board of Directors. As of the date of this proxy statement, there has been no determination by the Board of Directors with respect to future awards under the 1999 Incentive Plan. Accordingly, future awards are not determinable at this time. As of March 1, 2005, the fair market value of CONSOL Energy’s common stock was $44.07 per share, which was the closing price reported by the New York Stock Exchange. Please refer to the table below for more detail regarding participation in the 1999 Incentive Plan.

The following table summarizes options granted to the following groups since the inception of the 1999 Incentive Plan:

•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group;

•	all current directors who are not executive officers as a group;

•	each nominee for the election as a director;

•	each associate of any director, executive officer or nominee;

•	each person who received five percent of such options; and

•	all other employees as a group.

1999 EQUITY INCENTIVE PLAN

Name and Position of Individual	Number of Units
J. Brett Harvey
President and Chief Executive Officer	667,070

Peter B. Lilly
Chief Operating Officer — Coal	204,390

Ronald E. Smith
Executive Vice President	302,075

Stephen E. Williams
Vice President and General Counsel	23,010

William J. Lyons
Chief Financial Officer	135,820

All current executive officers as a group	1,332,365

All current directors who are not executives officers as a group	55,743

Each nominee for election as a director	—

Each associate of any director, executive officer or nominee for election as a director	—

Each person who received five percent of the issued options	—

All other employees as a group	3,836,825

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

AMENDMENTS AND RESTATEMENT OF THE CORPORATION’S

EQUITY INCENTIVE PLAN

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement.    Any proposal submitted by a shareholder for inclusion in the next Annual Meeting Proxy Statement must be received by the Secretary of CONSOL Energy no later than November 30, 2005. Any such proposal should be addressed to the Secretary, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241-1405.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting.    In Accordance with our Bylaws, in order to be properly brought before the Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of CONSOL Energy at its principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws must be received no earlier than January 3, 2006 and no later than February 2, 2006, unless our annual meeting date is more than 30 days before or more than 70 days after May 3, 2005. If the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by CONSOL Energy.

Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to the Secretary, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405.

OTHER MATTERS

The Board of Directors knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of CONSOL Energy Inc.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF CONSOL ENERGY INC.

I.    Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.    To assist the Board in its oversight of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s compliance with debt covenants; (4) the performance of the Company’s internal audit function; and (5) the Company’s risk management policies and related practices.

B.    To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.    To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.    Membership

A. The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member has met the independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.    No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC; and

2.    No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee.

B.    All members of the Committee must be financially literate or become financially literate within a reasonable time after appointment to the Committee. At least one member shall have accounting or related financial management expertise. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

C.    The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by a majority of the Board for one-year terms. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

D.    Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.    Meetings and Procedures

A.    The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.    The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.    The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.    The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.    The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

F.    The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

G.    The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

H.    The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

I.    The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.    Duties and Responsibilities

A.    Financial Reporting Process

1.    The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Form 10-Qs, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. This review should include, where appropriate, discussion regarding the quality of the Company’s earnings from a subjective as well as objective standpoint, the Company’s accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.    The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.    The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

4.    The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.    Risks and Control Environment

1.    The Committee shall oversee the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures.

2.    The Committee shall review periodically the Company’s Code of Ethics and Business Conduct, and shall have the sole authority to grant waivers of the Company’s Code of Ethics and Business Conduct to the Company’s directors and executive officers. The Committee will report all such waivers to the Board of Directors at the Board’s next meeting.

3.    The Committee shall meet periodically with the senior personnel performing the internal audit function, the general counsel’s office, and the independent auditors to review the Company’s policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company’s Code of Business Conduct.

4.    The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding and control of assets, and, where applicable, shall oversee the changes in internal controls intended to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors’ report on, and attestation of, management’s evaluation of internal controls and procedures for financial reporting, when those reports are required by SEC rules.

C.    Independent Auditors

1.    The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.    The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

3.    Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

4.    The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the firm and the Company.

5.    The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.    The Committee shall discuss with the independent auditors any significant changes in the audit plan, audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and management’s response to same, shall discuss with the independent auditors any other matters required to be brought to its attention under auditing standards (e.g., SAS 61 and Independent Standards Board No. 1), and shall resolve any disagreements between the independent auditors and management.

7.    After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead partner. In making its evaluation, the Committee shall take into account the opinions of management and the senior personnel performing the Company’s internal audit function. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.    The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

D.    Internal Audit Function

1.    The Committee shall oversee the activities, organizational structure, compliance with professional standards, and qualifications of the persons performing the internal audit function.

2.    The Committee shall review and approve the appointment and replacement of the senior personnel performing the internal audit function.

3.    The Committee shall review and approve the annual internal audit plan, departmental budget and staffing, and the internal audit charter.

4.    The Committee shall discuss with personnel performing the internal audit function any changes to the audit plan and any difficulties encountered during the course of the audits including restrictions of scope.

5.    The Committee shall review any significant reports to management prepared by the Internal Audit department and the results of any special projects or investigations.

E.    Evaluations and Reports

1.    The Committee shall annually review and assess the performance of the Committee and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness, and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.    The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department, the effectiveness of the Company’s disclosure controls and procedures, and the adequacy and effectiveness of the Company’s risk management policies and related practices.

F.    Other Matters

1.    The Committee shall review with management policies and procedures with respect to officers’ expense accounts and perquisites, including use of corporate assets; and consider the results of any review of these areas by Internal Auditing or the independent auditors. The Committee shall also review and approve expenses of the Chief Executive Officer.

2.    The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

3.    The Committee shall review procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The current status of the investigation of complaints shall be reviewed with appropriate parties.

4.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval. The Committee shall maintain free and open communication with the Board, management, the internal auditor, and the independent auditors.

5.    The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

EXHIBIT A

CONSOL ENERGY INC.

EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED

EFFECTIVE MAY 3, 2005

Capitalized terms shall have the meaning set forth in Section 16 of the Plan.

I.    Purpose.

The purposes of the CONSOL Energy Inc. Equity Incentive Plan as amended and restated as set forth herein are to promote the interests of the Company and its stockholders by (i) attracting and retaining Eligible Directors, executive officers and other key employees and consultants of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company

2.    Administration.

(a)    Authority of Board.    The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); and (x) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(b)    Board Discretion Binding.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

(c)    Delegation to Committee.    Except with respect to Awards made pursuant to Section 10 to Eligible Directors, the Board may delegate to the Committee any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan.

(d)    Delegation to Officer.    The Board or the Committee, as applicable, may delegate to an executive officer of the Company authority to administer those aspects of the Plan that do not involve the designation of individuals to receive awards or decisions concerning the timing, amounts or other terms of awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

(e)    No Liability.    No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.    Shares Available for Awards; Limitations.

(a)    Shares Available.    Subject to adjustment as provided in Section 3(c), the total number of Shares with respect to which Awards may be granted under the Plan shall be 9,100,000, out of which 1,300,000 may be used with respect to Awards other than Options. The total number of Shares which may be issued under the Plan with respect to Stock Options shall be 9,100,000. If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted.

(b)    Limitations on Awards.    Subject to adjustment as provided in Section 3(c), the maximum number of Shares with respect to which Awards may be granted to any Participant during a calendar year shall be 1,000,000 Shares. The maximum annual number of shares in respect of which Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan to any Participant is 325,000 and the maximum annual amount of any Award settled in cash with respect to any Participant is $2 million.

(c)    Adjustments.    In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, (i) adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (2) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 3(b) of the Plan, (3) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (4) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m), unless otherwise determined by the Board.

(d)    Substitute Awards.    Any Shares underlying Substitute Awards shall not, unless required by Section 16, be counted against the Shares available for Awards under the Plan.

(e)    Sources of Shares Deliverable under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

4.    Eligibility.

Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant. Eligible Directors shall be eligible for Awards as described in Section 10.

5.    Stock Options.

(a)    Grant.    Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Options shall be granted (provided that Incentive Stock Options may only be granted to employees of the Company or a parent or subsidiary of the Company within the meaning of Code Sections 424 (e) and (f)), the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Board shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b)    Exercise Price.    The Board in its sole discretion shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than the Fair Market Value on the Grant Date.

(c)    Exercise.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the Grant Date.

(d)    Payment.    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging, actually or constructively, Shares owned by the Participant (for any minimum period set forth in the Award Agreement or as may be required to achieve fixed accounting under then applicable U.S. GAAP and (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price. A Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer or, as provided in an Award Agreement, by having Shares withheld with such value by the Company. Shares that are withheld from an award to satisfy tax-withholding obligations, shares that are surrendered to fulfill tax obligations incurred under the Plan, and shares surrendered in payment of the option exercise price upon the exercise of an option will not be available for reissuance under the Plan. Shares that are purchased by the Company with proceeds that were paid to exercise options cannot be added to the share reserve.

(e)    Restoration Options.    The Board may provide in an Award Agreement for the automatic grant of a Restoration Option to a Participant who delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 5(d), or in the event that the withholding tax liability arising upon exercise of any such Option or option by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Board in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value on the Grant Date of such Restoration Option and such other terms and conditions as the Board in its sole discretion shall determine.

6.    Stock Appreciation Rights.

(a)    Grant.    Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the Grant Date, and shall have a grant price no less that the Fair Market value of Shares covered by the right on the Grant Date (except with respect to a Substitute Award).

(b)    Exercise and Payment.    A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Board shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Exercise Gain Shares issued upon settlement of the Stock Appreciation Right.

(c)    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a Stock Appreciation Right, the term, (up to a maximum of ten years from the Grant Date), methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

7.    Restricted Stock and Restricted Stock Units.

(a)    Grant.    Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)    Transfer Restrictions.    Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)    Payment.    Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d)    Dividends and Distributions.    Dividends and other distributions paid on or in respect of any Shares of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Board in its sole discretion.

8.    Performance Awards.

(a)    Grant.    The Board shall have sole and complete authority to determine the Employees who shall receive a “Performance Award,” which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine.

(b)    Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)    Payment of Performance Awards.    Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Board, on a deferred basis.

9.    Other Stock-Based Awards.

The Board shall have authority to grant to Participants an “Other Stock-Based Award,” which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

10.    Eligible Directors.

Except as otherwise determined by the Board in its sole discretion, Eligible Directors shall receive Awards in accordance with this Section. Except as otherwise provided in this Section, Awards to Eligible Directors shall be subject to the remaining provisions of the Plan.

(a)    Initial Grant.    Each Eligible Director shall receive, upon initial election to the Board as an Eligible Director, a Non-Qualified Stock Option to acquire 4,000 Shares.

(b)    Annual Grants.    Effective as of the date of each annual meeting of the Company’s shareholders at which directors are elected or reelected to the Board, each Eligible Director who has not received a grant pursuant to paragraph (a) above since the immediately preceding annual meeting of the Company’s shareholders shall receive an Option to acquire 2,500 Shares.

(c)    Terms of Initial Grants and Annual Grants.    The exercise price per Share of each Option granted to an Eligible Director shall be the Fair Market Value of a Share on the Grant Date. Options shall vest ratably and become exercisable in one-third increments on each anniversary of the Grant Date. Except as otherwise provided in this paragraph, Options shall expire 10 years from the Grant Date. Unvested Options shall immediately vest and become exercisable if an individual ceases to be a director on account of death, disability or retirement at normal retirement age for directors, and shall remain exercisable until the normal expiration of the Option. Upon termination as a director for any other reason other than Cause, unvested Options shall be forfeited and vested Options shall remain exercisable for three months following the termination date. Upon termination as a Director for Cause, all Options (whether or not vested) shall be forfeited as of the termination date.

(d)    Deferred Stock Unit Grants.    The Board may grant Deferred Stock Units to Eligible Directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Directors. Each Deferred Stock Unit shall entitle the Eligible Director to receive one Share or an amount of cash equal to the Fair

Market Value of a Share on the payment date, on terms and conditions established by the Board. The Board may also permit Eligible Directors to elect to receive Deferred Stock Units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Director in cash, or to defer receipt of Shares or cash to be paid pursuant to Deferred Stock Units, in accordance with a deferred compensation policy to be established by the Company.

(e)    Other Awards.    The Board in its sole discretion may grant other types of Awards to Eligible Directors in lieu of all or any portion of any Initial Grant and/or Annual Grant of Non-Qualified Stock Option described in paragraphs (a) and (b) above.

11.    Termination of Employment/Service.

The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.

12.    Change in Control.

In the event that the Company engages in a transaction constituting a Change in Control, the Board shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding Awards and the termination of restrictions on Shares. As part of any agreement in connection with a Change in Control, the Board may also negotiate terms providing protection for Participants, including, the assumption of any Awards outstanding under the Plan or the substitution of similar awards for those outstanding under the Plan.

13.    Amendment and Termination.

(a)    Amendments to the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if it would constitute a repricing of an Option or a stock-settled Stock Appreciation Right or if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

(b)    Amendments to Awards.    The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) unless otherwise determined by the Board.

(d)    Cancellation.    Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Board may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award except to the extent that such payment would violate the requirements of Section 409A of the Code.

14.    General Provisions.

(a)    Dividend Equivalents.    In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b)    Nontransferability.    Except to the extent provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(c)    No Rights to Awards.    No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Eligible Directors, consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d)    Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)    Withholding.    A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Board may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

(f)    Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any Liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)    No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(k)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)    Other Laws.    The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(m)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p)    Parachute Payments.    The Board may provide in an Award Agreement that no amounts shall be paid or considered paid to the extent that any such payments would be nondeductible by the Company under Code Section 280G.

15.    Term of the Plan.

(a)    Effective Date.    The Plan shall be effective as of the Effective Date provided it has been approved by the Company’s stockholders within twelve months of such date.

(b)    Expiration Date.    No Incentive Stock Option shall be granted under the Plan after April 7, 2009 and no deferred stock units or awards other than incentive stock options may be granted after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

16.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an Affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in either case as determined by the Committee.

“Annual Service Period” means an annual period determined by the Board, which annual period shall be January 1 through December 31 or such other annual period as may be designated from time to time by the Board.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which shall not become effective until executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, a determination by the Committee that a Participant has: (1) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company; (2) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (3) made any unauthorized disclosure of any of the material secrets or confidential information of the Company; or (4) engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the earliest to occur of: (1) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), or more than one “person” acting as a “group”, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Shares that, together with the Shares held by such “person” or “group”, possess more than 50% of the total Fair Market Value or total voting power of the Shares; (2) a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) the sale of all or substantially all of the Company’s assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. To the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “outside directors” within the meaning of Code Section 162(m) and “non-employee directors” within the meaning of Section 16 and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Company” shall mean CONSOL Energy Inc.

“Deferred Stock Unit” means a right, granted to Eligible Directors in accordance with Section 10, to acquire a Share for no consideration or some other amount determined by the Board.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a Participant’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months), to perform for the Company or an Affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury.

“Effective Date” shall mean May 3, 2005.

“Eligible Director” means a director who is not an employee of the Company or any of its Affiliates.

“Employee” shall mean an employee or consultant of the Company or of any Affiliate, including any individual who enters into an employment agreement with the Company or an Affiliate which provides for commencement of employment within three months of the date of the agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion. Fair Market Value with respect to the Shares, as of any date, shall mean (i) if the Shares are listed on a securities exchange or are traded over the NASDAQ National Market System, the closing sales price of the Shares on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Shares are not so listed or traded, the mean between the bid and offered prices of the Shares as quoted by the National Association of Securities Dealers through NASDAQ for such date or (iii) in the event there is no public market for the Shares, the fair market value as determined by the Committee in its sole discretion.

“Grant Date” means, with respect to an Award, date on which the Board makes the determination to grant such Award, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will execute and deliver an Award Agreement to the Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include a Restoration Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Employee or Eligible Director who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this CONSOL Energy Inc. Equity Incentive Plan as amended and restated herein.

“Restoration Option” shall mean an Option granted pursuant to Section 5(e) of the Plan.

“Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 of the Plan.

“Retirement” shall mean with respect to a Participant other than an Eligible Director retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday, unless otherwise defined in the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

IN WITNESS WHEREOF, CONSOL Energy Inc. has executed this Plan on May 3, 2005. CONSOL Energy Inc.

By:	/s/ J. Brett Harvey
Its: Chief Executive Officer

Please fold and detach card at perforation before mailing.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in proposal 1, FOR the ratification of independent accountants in proposal 2, FOR the amendment and restatement of the equity incentive plan in proposal 3, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

1. Nominees for Election as Directors

FOR all nominees listed below

(except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: John Whitmire, J. Brett Harvey, Raj K. Gupta, Patricia A. Hammick,

James E. Altmeyer, Sr., William P. Powell,

Philip W. Baxter, William E. Davis, Joseph T. Williams

INSTRUCTIONS: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2. Ratification of Independent Accountants: PricewaterhouseCoopers LLC.

FOR

AGAINST

ABSTAIN

3. Amendment and Restatement of Equity Incentive Plan.

FOR

AGAINST

ABSTAIN

CONTINUED ON REVERSE SIDE

CONSOL Energy Inc.

c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

CONSOL ENERGY INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2005

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Brett Harvey and P. Jerome Richey, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CONSOL Energy Inc. on May 3, 2005 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Dated:

, 2005

Signature

Signature

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.